UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2023

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 28, 2023, Catalent, Inc., a Delaware corporation (the “Company”), entered into a cooperation agreement (the “Cooperation Agreement”) with Elliott Investment Management L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership (collectively, “Elliott”).

Pursuant to the Cooperation Agreement, the Company increased the size of the Company’s board of directors (the “Board”) by four (4) and approved the appointment of Steven Barg (the “Investor Designee”), Frank D’Amelio, Stephanie Okey, and Michelle R. Ryan (the “New Independent Directors,” and together with the Investor Designee, the “New Directors”) as members of the Board to fill the vacancies created by such increase in the size of the Board, with an initial term expiring at the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”).

Pursuant to the Cooperation Agreement, the Board appointed John Greisch to the position of Executive Chair. The Company also established an ad hoc Strategic and Operational Review Committee (the “Committee”) of the Board to support the Board and management with respect to the matters set forth in the Committee’s charter, as contemplated by the Cooperation Agreement. The initial five (5) members of the Committee will be Steven Barg, John Greisch, Gregory T. Lucier, Michelle R. Ryan, and Jack Stahl. Mr. Greisch will chair the Committee. The Committee, with the assistance of legal and financial advisors and other consultants, will make recommendations to the Board.

The Cooperation Agreement provides for certain director replacement rights with respect to the New Directors during the Cooperation Period (as defined below), pursuant to which the Company and Elliott will cooperate in good faith to identify mutually acceptable substitutes to the extent any New Director is unable or unwilling to serve, resigns, is removed, or ceases to serve as a director. Elliott’s rights in connection with identifying such replacement directors are subject to Elliott holding a “Net Long Position” (as defined in Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or have economic exposure to, at least 2% of the Company’s then-outstanding common stock.

Under the terms of the Cooperation Agreement, Elliott will abide by customary standstill restrictions (subject to certain exceptions relating to private communications to the Company, among others) until the later of (i) the date that is thirty (30) calendar days prior to the notice deadline under the Company’s Bylaws for the nomination of non-proxy access director candidates for election to the Board at the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) and (ii) five (5) days following the date on which Mr. Barg, or a replacement thereof who is an employee of Elliott or an affiliate of Elliott, ceases to serve on, or resigns from, the Board (the “Cooperation Period”), including that Elliott will not, among other things, (A) engage in transactions resulting in Elliott’s beneficial ownership exceeding 10% of the Company’s common stock, or its aggregate economic exposure exceeding 14.9% of the Company’s common stock, (B) seek any additional representation on the Board, (C) make any request for stock list materials or other books and records of the Company, (D) engage in any solicitation of proxies, or (E) make certain proposals relating to extraordinary transactions publicly or in a manner that would require public disclosure. The Cooperation Agreement provides that the standstill restrictions will terminate automatically upon certain events, including, among other things, the Company’s material breach of the Cooperation Agreement (subject to cure) or any entry by the Company into certain change-of-control and other extraordinary transactions.

Pursuant to the Cooperation Agreement, Elliott agreed to certain voting commitments and the parties agreed to a customary mutual non-disparagement provision.

To enable the appointment of the New Directors, the Company has initially expanded the size of the Board from twelve (12) to sixteen (16) members. Pursuant to the Cooperation Agreement, each of the New Directors will be nominated by the Board to stand for election at the Company’s 2023 Annual Meeting and the Company has agreed that, from the closing of the 2023 Annual Meeting until the 2024 Annual Meeting, the size of the Board will be no greater than twelve (12) members.

Concurrently with their entry into the Cooperation Agreement, the Company and Elliott entered into a confidentiality agreement to enable the Company to share with Elliott certain confidential information, subject to customary restrictions.

The foregoing description of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

In connection with the Cooperation Agreement, the New Independent Directors were appointed to the Board, effective August 28, 2023, and the Investor Designee is expected to join the Board in the near future. The Board, taking into consideration a recommendation from its Nominating and Corporate Governance Committee (the “Nominating Committee”), has affirmatively determined that each of the New Directors is “independent” under the rules of The New York Stock Exchange, the regulations of the U.S. Securities and Exchange Commission (the “SEC”), and the Company’s Corporate Governance Guidelines. A copy of the press release, which includes certain biographical information of the New Directors, is furnished as Exhibit 99.1 and incorporated herein by reference.

Each of the New Directors will receive the Company’s standard compensation provided for service as a director to all members of the Board who are not employees of the Company (which none of the New Directors will be at the time each New Director joins the Board). This compensation currently includes an annual cash retainer of $100,000, payable in quarterly installments in arrears, and an annual grant of restricted stock units having a fair market value equal to $275,000. The restricted stock units vest in full after one year of service. The initial cash retainer and restricted stock unit award to be received by the New Directors will be pro-rated based on the amount of time remaining before the next annual meeting of the Company’s shareholders. A description of the compensatory arrangements for non-employee directors will be included in the Company’s proxy statement on Schedule 14A for the Company’s 2023 Annual Meeting, which will be filed with the SEC prior to the 2023 Annual Meeting.

In addition, pursuant to the Company’s director stock ownership policy, the New Directors will be required to own shares of the Company’s common stock in an amount equal to five times the annual cash retainer. For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, shares underlying vested equity-based awards, and shares held under a deferral or similar plan. Each director is also required to retain 100% of the shares received following exercise of options or upon settlement of vested restricted stock units (net of any shares used to satisfy any applicable tax withholding obligation) until the minimum holding level is reached.

The Nominating Committee also asked Rolf Classon if it could rescind its acceptance of his letter announcing his retirement from the Board, which was to have been effective at the 2023 Annual Meeting, which such resignation was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2022. Mr. Classon has acceded to the Nominating Committee’s request and has agreed to serve, if elected, for another term. Taking into account (i) the continuing contributions Mr. Classon has made as a director of the Company, (ii) the benefit of retaining access to Mr. Classon’s experience both with respect to the life sciences sector as well as with respect to the Company, (iii) Mr. Classon’s expressed interest in continuing to serve as a director of the Company, and (iv) the Nominating Committee’s recommendation to the Board that the Company’s retirement age policy for directors, set forth in the Company’s Corporate Governance Guidelines, be waived with respect to Mr. Classon for a one-year period until the 2024 Annual Meeting (the “One-Year Waiver”), the Board (a) rescinded the acceptance of Mr. Classon’s retirement and (b) approved the One-Year Waiver.

There is no arrangement or understanding between any of the New Directors and any other person pursuant to which any of the New Directors will serve as a director other than with respect to the matters referred to in Item 1.01. At this time, there is no transaction in which any of the New Directors has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Effective as of August 28, 2023, (i) Mr. D’Amelio was appointed to the Compensation and Leadership Committee (the “Compensation Committee”) and the Quality and Regulatory Compliance Committee, (ii) Ms. Okey was appointed to the Compensation Committee and the Nominating Committee, and (iii) Ms. Ryan was appointed to the Audit Committee.

On August 23, 2023, Steven Fasman informed the Company of his intent to resign as Executive Vice President and Chief Administrative Officer in order to take on a new opportunity outside of the Company. The Company and the Board express their deep appreciation to Mr. Fasman for his many contributions, dedication and outstanding service to the Company and wish him success in his new role.

Item 7.01	Regulation FD Disclosure.

On August 29, 2023, the Company issued a press release announcing the changes to the Board, the entry into the Cooperation Agreement, the appointment of Mr. Greisch, as Executive Chair, and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, Exhibit 99.1 and the information contained in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Cooperation Agreement, dated as of August 28, 2023, by and among Elliott Investment Management L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership, and Catalent, Inc., a Delaware corporation

99.1	Press Release, dated August 29, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc. (Registrant)

By:	/s/ STEVEN L. FASMAN
Steven L. Fasman
Executive Vice President and Chief Administrative Officer

Date: August 29, 2023